Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174562) of 3M Company of our report dated June 22, 2012 relating to the financial statements and supplemental schedule of the 3M Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 22, 2012

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